UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2007 (December 10, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chemtura Corporation (NYSE: CEM) announced the formation of the Office of the Chairman, designed to increase organizational focus, speed decision making and improve execution. The Office of the Chairman will be comprised of Chairman and CEO Robert L. Wood and three direct reports:

-- Stephen Forsyth, who remains in his current position as executive vice president , chief financial officer and treasurer, responsible for all financial functions, Strategy and New Business Development, and Information Technology;

-- Robert Wedinger, Ph.D., who has been named chief business officer, responsible for Chemtura's commercial organization. Chemtura's four businesses - Polymer Additives, Performance Specialties, Crop and Consumer Products will report to Wedinger. Wedinger, who was serving as group president of Performance Specialties, will retain his Performance Specialties role in addition to his new chief business officer responsibilities; and

-- David Dickey, who has been named chief functional and services officer, responsible for all non-Finance functions, including logistics and customer care, strategic manufacturing, human resources, legal and procurement. The general counsel retains a direct reporting relationship to the chairman for regulatory and compliance issues.

Item 9.01 Financial Statements and Exhibits

*     *     *

(d)	Exhibits

	Exhibit Number	Exhibit Description

	99.1	Chemtura Announces Formation of the Office of the Chairman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

	By:	/s/ Lynn A. Schefsky
	Name:	Lynn A. Schefsky
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 11, 2007

(d)	Exhibits

	Exhibit Number	Exhibit Description

	99.1	Chemtura Announces Formation of the Office of the Chairman